UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2025

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Application Development Team

The Company has begun an effort to build an application software development team with the hiring of an application specialist with over 30 years experience, including with AT&T and Nokia. Ms. Aurora Colvin was appointed CTO and the team leader as of August 25, 2025, and will be focused initially on the new Robo Agent application set. Ms. Colvin’s background can be found on Linkedin here: https://www.linkedin.com/in/luz-aurora-colvin-21279b1/. The new Robo Agent has extensive use of “conversational A.I.” and natural language processing (NLP), technologies with extensive application in the cell phone and messaging areas. She will receive $10,000 monthly base pay ($120,000 annually) and will be eligible to receive a bonus equal to 10% of net sales for the Robo Agent application up to a maximum of $120,000 per year. She is also being issued 200,000 shares of restricted common stock as additional consideration.

In addition to the appointment of the team leader, the Company is in the process of retaining other individuals and organizations to assist in the Robo Agent development effort. It has approved the issuance of up to 1,000,000 shares of restricted common stock in conjunction with this effort. As of this filing, the Company expects to issue up to 200,000 shares to key participants and is completing agreements with two (2) additional consulting groups. If successful in its discussions the Company will issue each of the groups 200,000 of restricted common stock as a part of the consideration provided. Including the issuance noted above, there will be 600,000 restricted shares issued between the three (3) groups as incentives.

Item 3.02 Unregistered Sales of Equity Securities.

Turnaround consulting

As of August 25, 2025, the Board of Directors has approved the award of 20,000 shares of its Series X Preferred shares to Anglo Irish Management, LLC for services related to the recapitalization and restructuring of the Company during the last 3 years. Over $26 million in debt incurred in conjunction with the discontinued healthcare clinic business was converted into equity and all litigation matters are now settled. The Company expects to realize a expense of $500,000 related to this issuance during Q3 of FY2025, subject to accounting review. After this issuance there will be 42,103 of Series X Preferred Stock outstanding. Terms of Series X Preferred Stock are included in the Company’s Articles of Incorporation filed with the SEC and available on www.sec.gov.

Additionally, the disclosures made under Item 1.01 and under Item 5.02 herein are incorporated by reference.  The Company issued shares of restricted stock to accredited investors in a transaction not involving a public offering pursuant to Regulation D of the United States Securities Act of 1933, as amended.

Item 5.01 Changes in Control of the Registrant.

As a result of the issuances noted herein the total number of shares of common stock outstanding as of the date of this filing is 12,517,807. There was an issuance of Series X Preferred shares to a member of the Board of Directors, and an existing holder of Series X Preferred shares increased their holdings. The Series X Preferred shares have “super voting” rights equal to 400 votes per share held, and as a result the Series X Preferred holders have voting control of over 50% at this time. The share ownership for its Officers and Directors and those who own 5% or more voting control is as noted below:

Common shares outstanding at 08/25/2025*:	12,517,807	Preferred X shares outstanding at 08/25/2025:	42,103	Votes from Preferred X super voting:	16,840,000		Total voting shares including common and super votes from Preferred X:	29,357,807
Name	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock Beneficially Owned	Number of Shares of Series X Preferred Stock	Percentage of Series X Preferred Stock	Number of votes at 400 per share	Add common shares held at 06/30/2025	Total Votes	% of the Total Votes
MACK LEATH (1) (2)	385,540	3.08%	2,400	5.70%	960,000	381,477	1,341,477	4.57%
JORDAN BALENCIC (3)	266,178	2.13%	2,400	5.70%	960,000	260,644	1,220,644	4.16%
JIM CLIFTON (3) (6)	250,000	2.00%	2,400	5.70%	960,000	250,000	1,210,000	4.12%
Current Executive Officers and Directors as a group (3 Persons)	901,718	7.20%	7,200	17.10%	2,880,000	892,121	3,772,121	12.85%
5% or more shareholders
JOHN MITCHELL (4)	306,086	2.45%	2,400	5.70%	960,000	306,086	1,266,086	4.31%
ANGLO IRISH MANAGEMENT, LLC (5)	174,641	1.40%	32,503	77.20%	13,000,000	174,641	13,174,641	44.88%

Notes to the above table:

* - includes 600,000 shares of restricted stock to be issued in conjunction with application development as noted herein.

(1) includes 100,000 shares issued to a family member for acquisition of a software business

(2) Mr. Leath is currently CEO, CFO and Chairman of the Board of Directors

(3) Mr. Balencic and Mr. Clifton are currently members of the Board of Directors

(4) Mr. Mitchell is a former member of the Board of Directors

(5) Based solely on representation by Anglo Irish Management LLC (“Anglo”). Daniel Hollis is the Manager of Anglo-Irish Management LLC, and its business address is 9057A Selborne Lane, Chatt Hills, GA 30268. Anglo has held shares of Series X Preferred stock since 2019 and has recently acquired 20,000 additional shares for its contributions in the restructuring of the Company over the last 3 years. The shares have a face value of $25 each, and as such the issuance is valued at $500,000. No cash consideration was provided to the Company for the issuance. It has most recently held a number of shares equal to 26.97% of voting rights as previously disclosed, those shares having been issued in 2019 in consideration of accounts payable and consulting fees in the amount of $312,575. Its common stock holdings have come solely from the issuance of restricted common stock for the payment of dividends since 2019 and none of the shares are as a result of share purchases in the open market. There is no relationship between any of its members and the Board of Directors, or any member of management. The shares are held solely for investment purposes.

(6) Mr. Clifton received 75,000 shares in FY2024 for his participation on the Advisory Board and 175,000 shares of restricted common stock for this role on the Board of Directors in FY2025. He also received $60,000 of Series X Preferred shares as consideration for his role on the Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2025, the Board of Directors appointed Mr. James Clifton to the Board of Directors. Since October 2024 he has served on the Company’s Advisory Board and has been supporting the development of the data center business, Centcore, LLC. Jim Clifton is a senior sales and marketing executive focused on systems software, data analytics and innovative implementation to improve productivity across corporations and workforces worldwide. He also has business interests in the commercial and residential real estate area. As an advisor to the Board, Mr. Clifton received 75,000 shares of restricted stock in consideration for his efforts.

The Board of Directors has elected not to receive additional compensation for FY2025, each having been issued 250,000 shares of restricted common stock and $60,000 of Series X Preferred shares for their contributions in FY2024. In order to compensate Mr. Clifton for his substantial efforts as a new Director the Board has approved, as of August 25, 2025, the issuance of the same consideration that the other directors received during FY2024. Accordingly, Mr. Clifton will be issued as additional 175,000 shares of restricted common stock, bringing his total common stock holdings to 250,000 shares, identical to the other Directors. He will also be issued $60,000 of Series X Preferred stock, again making his holdings equal to those of all other Directors.

Item 8.01 Other Events.

On August 26, 2025, the Company issued a press release which provided an update on its business operations and forward-looking plans. A copy of the press release is attached herein as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
99.1	Press Release dated August 26, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2025	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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